                       AID AUTO STORES, INC.
                        275 Grand Boulevard
                     Westbury, New York  11590

                        __________________

      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS-AUGUST 4, 1997

                        __________________

         TO THE STOCKHOLDERS OF THE AID AUTO STORES, INC.



     Notice is hereby given that the Annual Meeting of Stockholders of Aid Auto Stores,Inc. (the "Company") will be held at the Company's offices located at 275 Grand Boulevard, Westbury, New York 11590, on August 4, 1997, at 11:00 A.M., New York time, for the following purposes:

1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2. To ratify the selection by the Board of Directors of Grant Thornton LLP to serve as independent certified public accountants for the year ending December 31, 1997; and

3. To transact such other business as may properly be presented for action at the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on July 1, 1997 as the record date for the determination of shareholders entitled to notice of, and to vote at, this meeting or any adjournment thereof.

     Holders of a majority of the outstanding shares must be present in person or by proxy in order for the meeting to be held. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOUR PROXY VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE REQUESTED TO MARK, SIGN AND DATE THE ENCLOSED PROXY FORM AND RETURN IT
IN THE ACCOMPANYING STAMPED ENVELOPE. The giving of such proxy will not affect your right to revoke such proxy before it is exercised or to vote in person should you later decide to attend the meeting.

     All stockholders are cordially invited to attend this meeting.

                                    By Order of the Board of Directors



                                    Greg M. Stephen
                                    Secretary
                                    July 1, 1997


     IT IS IMPORTANT THAT THE ENCLOSED PROXY FORM BE COMPLETED
                       AND RETURNED PROMPTLY.




                       AID AUTO STORES, INC.
                        275 Grand Boulevard
                     Westbury, New York  11590
                        ___________________

                          PROXY STATEMENT

     ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 4, 1997
                        __________________

              SOLICITATION AND REVOCATION OF PROXIES

     This statement is furnished in connection with the solicitation by the Board of Directors of Aid Auto Stores, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of the Stockholders of the Company to be held on August 4, 1997, at 11:00 A.M. at the Company's offices located at 275 Grand Boulevard, Westbury, New York 11590 and any adjournments thereof.

     A form of proxy is enclosed for use at the meeting. The proxy may be revoked by a stockholder at any time before it is voted by execution of a proxy bearing a later date or by written notice to the Secretary before the meeting, and any stockholder present at the meeting may revoke his proxy thereat and vote in person if he so desires. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted FOR the election of the nominees for directors named herein, FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent certified public accountants for 1997, and, as recommended by the Board of Directors, with regard to all other matters or, if no such recommendation is given, in their own discretion.

     The cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers or regular employees of the Company (who will receive no extra compensation for those services) in person or by telephone or telefax. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward these proxy materials to the beneficial owners of the common stock, par value $.001 per share, of the Company ("Common Stock") and will reimburse such holders for their reasonable expenses in connection therewith. The approximate date of mailing of this proxy statement is July 3, 1997.

     Only stockholders of record at the close of business on July 1, 1997 will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on such record date the Company had issued and outstanding 3,957,596 shares of Common Stock. Each share entitles the holder thereof to one vote and a vote of the majority of the shares present, or represented, and entitled to vote at the meeting is required to approve each proposal to be acted upon at the meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.


               NOMINATION AND ELECTION OF DIRECTORS

     Six persons are nominees for election to hold office until the next annual meeting and until their respective successors are elected and qualified. Unless authority to vote for the election of directors shall have been withheld, it is intended that proxies in the accompanying form will be voted at the meeting for the election of six nominees named below. If any nominees, for any reason presently unknown to the Company, should refuse or be unable to serve, the shares represented by the proxies will be voted for such person as shall be designated by the Board of Directors to replace any such nominees.

     The following information is submitted concerning the nominees named for election as directors based upon information received by the Company for such person:

Director
Nominee              Age                 Office                         Since
-----------------------------------------------------------------------------
Philip L. Stephen    61                  Chairman of the Board,
                                         Chief Executive Officer,
                                         President and Treasurer         1995
Greg M. Stephen      31                  Vice President of Sales,
                                         Secretary and Director          1995
Lewis R. Cowan       66                  Director                        1995
Ira Scott Greenspan  38                  Director                        1995
Leonard Genovese     62                  Director                        1995
Werner Neuburger     61                  Director                        1996

     Philip L. Stephen has been the Chief Executive Officer, President, Treasurer and a director (Chairman of the Board) of the Company since 1985
(when he acquired control of the Company). Prior to his acquisition of the Company and through 1988 and 1989, respectively, Mr. Stephen was the owner and President of Export Agencies International, an automotive export management company, and Minthorne InternationalCo., Inc., a company engaged in the marketing and exporting of medical communications equipment and other electronic industrial products.

     Greg M. Stephen has been Vice President of the Company since 1991, Secretary and a director of the Company since February, 1995 and was General Manager of one of the Company-owned stores during 1990. From 1988 to 1989, he held various other positions with the Company, primarily at Company-owned stores. Mr. Stephen worked at the Retirement System for Savings Institutions, a pension fund management firm, from 1987 to 1988. Mr. Stephen is the son of Philip L. Stephen.

     Lewis R. Cowan has been a director of the Company since February 1995. Since 1994, Mr. Cowan has been Senior Counsel of the law firm Cowan, Liebowitz & Latman, P.C., of which he was a founding member. Mr. Cowan held the position of partner of such law firm for over 30 years prior to 1994.

     Leonard Genovese has been a director of the Company since December 1995. Mr. Genovese has been President of Genovese Drug Stores, Inc. ("Genovese Stores"), a major drug store chain, since 1974 and has also served as Chairman of the Board since 1978. He served as Executive Vice President of Genovese Stores from 1968 to 1974 and as Vice President, Director of Operations from 1966 to 1968. Mr. Genovese is a member of the Board of Directors of TR Financial, Inc., the parent company of Roosevelt Savings Bank, and of the National Association of Chain Drug Stores.

     Ira Scott Greenspan has been a director of the Company since February 1995. From October 1994 to the present, Mr. Greenspan has been a Managing Director of Harmonie Capital Group L.P., a private banking firm. From September 1993 to October 1994, Mr. Greenspan was a Managing Director of Brenner Securities Corporation, an investment banking firm. From June 1992 to September 1993,
Mr. Greenspan was Executive Vice President and Head of Investment Banking of
GKN Securities Corp., an investment banking and brokerage firm. For more than five years prior thereto, Mr. Greenspan was a corporate and securities lawyer at Tenzer, Greenblatt LLP, a New York law firm, and most recently was a Partner of that firm.

     Werner S. Neuburger has been a director of the Company since January 1996 and was a Vice President of the Company from December 1995 to April 1996. From 1967 to December 1995, Mr. Neuburger was Chief Executive Officer and President of Nuby's Auto, Inc. and affiliated companies which operated ten Aid Auto franchises until they were acquired by the Company in December 1995. Pursuant to the agreement related to such acquisition, the Company and Mr. Philip L. Stephen agreed to elect Mr. Neuburger as a director of the Company so long as the note of the Company to Mr. Neuburger is still owing. Mr. Neuburger serves as a member of the Board of Directors of the Long Island Commercial Bank, a commercial bank located exclusively on Long Island.

     The Board of Directors held three meetings during the calendar year ended December 31, 1996. Each director attended all of these meetings, except that Mr. Greenspan did not attend one meeting.

     Except as described above, no family relationship exists between any director or executive officer and any other director or executive officer.

     The Company had no nominating, compensation or audit committees during the year ended December 31, 1996.



         BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES

     The following table sets forth, as of February 28, 1997, the shares of Common Stock owned beneficially and of record (unless otherwise indicated) by each person owning more than five percent (5%) of the outstanding shares, each director of the Company, each executive officer of the Company named in the following tables and all directors and officers of the Company as a group.


Name (and addresses              Number of
of 5% holders)                Shares Owned (1)        Percent
----------------------        ----------------       ----------


Philip L. Stephen
275 Grand Boulevard
Westbury, NY  11590               2,075,000 (2)          51.5%

Greg M. Stephen                      35,333 (3)            *

Lewis R. Cowan                       12,500 (4)            *

Ira Scott Greenspan                  22,500 (5)            *

Leonard Genovese                     22,500 (6)            *

Werner S. Neuburger                 157,596               4.0%

Bruce Allen Ziskin                   33,333 (4)            *

Whale Securities Co. L.P.
650 Fifth Avenue
New York,  NY  10019                360,000 (7)           8.3%

All officers and directors as a
group (8 persons)                 2,358,762 (8)          56.8%

______________________
*    less than 1%.

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) have been exercised. Unless otherwise note, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2) Includes 75,000 shares of Common Stock underlying currently exercisable options.

(3) Includes 33,333 shares of Common Stock underlying currently exercisable options but does not include options to purchase 16,667 shares of Common Stock, which options were not exercisable within 60 days of February 28, 1997.

(4) Represents shares of Common Stock underlying currently exercisable stock options.

(5) Includes 12,500 shares of Common Stock underlying currently exercisable options and 10,000 shares of Common Stock underlying currently exercisable warrants.

(6) Includes 12,500 shares of Common Stock underlying currently exercisable options and 5,000 shares of Common Stock underlying currently exercisable warrants.

(7) Represents 360,000 shares underlying currently exercisable warrants and other securities held in Whale's name for the account of certain employees, former employees and equity owners of Whale.

(8) Includes options to purchase an aggregate of 179,166 shares of Common Stock and warrants to purchase 15,000 shares of Common Stock. Does not include options to purchase an aggregate of 83,334 shares of Common Stock granted to executive officers of the Company, which options were not exercisable within 60 days of February 28, 1997.


        Compliance with Section 16(a) of the Securities Exchange Act of 1934

     The Company's officers, directors and beneficial owners of more than 10% on any class of its equity securities registered, pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") ("Reporting Persons") are required under the Exchange Act to file reports of ownership and changes in beneficial ownership of the Company's equity securities with the Securities and Exchange Commission (the "SEC"). Copies of these reports must also be furnished to the Company. Based solely on a review of the copies of reports furnished to the Company pursuant to the Exchange Act, the Company believes that during the year ended Decemebr 31, 1996, all filing requirements applicable to Reporting Persons were compiled with, except that each of Mr. Philip Stephen and Mr. Ira Greenspan failed to file a timely Form 4 with respect to the grant of options to purchase shares of Common Stock and Mr. Werner Neuburger failed to file a timely Form 3.



                      EXECUTIVE COMPENSATION


     The following table shows the compensation received by the person who acted as Chief Executive Officer and President during the year ended December 31, 1996 and another executive officer whose compensation exceeded $100,000 during said year (the "named executive officers").


                                                                  Long-Term
                                                                Compensations
                                                                  Securities
                                       Annual Compensation       Underlying
Name and Principal Position    Year   Salary($)(1)   Other($)   Options (#)
---------------------------    ----   -------------  --------  -----------------
Philip L. Stephen,             1996      $204,334        0           75,000
Chief Executive Officer        1995      $181,836        0               0
and President                  1994      $132,000        0               0


Bruce Allen Ziskin,            1996      $107,809        0               0
Vice President of              1995      $101,923        0           50,000
Merchandising                  1994       $97,403        0               0



(1) The columns for "Bonus," "Restricted Stock Award(s)," "LTIP Payouts" and "All Other Compensation" have been omitted because there is no compensation of the type required to be reported in such columns.


                       OPTION GRANTS IN 1996

                                                            Potential Realizable
                                                              Value at Assumed
                                                               Annual Rates of
                                                                 Stock Price
                                                                 Appreciation
                Individual Grants                              for Option Term
             ------------------------                         ------------------
               No. of       % of Total
             Securities     options
             Underlying     Granted to   Exercise
              Options       Employees    Price     Expiration
 Name       Granted (#)     in Year      ($/Sh)       Date      5% ($)  10% ($)
----------  -----------    ----------    --------  ----------   ------  -------
Philip L.      36,832         24.2%      2.38       7/15/2001   24,219   53,517
Stephen        38,168         25.1%      2.62       7/15/2001   27,628   61,051

Bruce Allen     -              -           -            -         -         -
Ziskin


(1) In accordance with the rules of the Commission, shown are the gains or "option spreads" that would exist for the respective options granted. These gains are based on the assumed rates of annually compounded stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed annually compounded rates of stock price appreciation are set forth in the rules of the Commission and do not represent the Company's estimates or projection of future Common Stock prices.



                   AGGREGATED OPTION EXERCISES DURING 1996
                         AND YEAR END OPTION VALUES

     The following table provides information related to options exercised by each of the named executive officers during 1996 and the number and value of options held at December 31, 1996. The Company does not have any outstanding stock appreciation rights.

                                         Number of     Value of Unexercised
                                        Unexercised    In-the-Money Options
                                        Options at      Money Options at
                                       Year End (#)     Year End ($) (1)
                                      --------------   -----------------
             Shares
           Acquired On    Value       Exerc-  Unexer-  Exerc-    Unexer-
Name      Exercise (#)  Realized ($)  isable  cisable  isable    cisable
--------  ------------  ------------  ------  -------  -------  ---------
Philip L.
Stephen       -              -        75,000     0         0         0


Bruce Allen
Ziskin        -              -        33,333   16,667      0          0

_______________




(1) The closing price for the Company's Common Stock as reported on the NASDAQ Small-Cap Market on December 31, 1996 was $2.25. The exercise price of Messrs. Stephen's and Ziskin's options exceed such price and, accordingly, no values are set forth in the above table.



COMPENSATION OF DIRECTORS
     The Company pays directors who are not employees of the Company at a rate of $500 per board meeting attended in person, and will reimburse all directors for their expenses in connection with their activities as directors of the Company. In February 1995, two of the Company's outside directors (Messrs. Cowan and Greenspan) were granted non-incentive stock options to purchase
7,500 shares of Common stock at $5.00 per share and in December 1995, Mr. Genovese, an outside director, was similarly granted a non-incentive option to purchase 7,500 shares of common stock at $5.00 per share. In June 1996, each of these three outside directors were granted a non-incentive option to purchase 5,000 shares of common stock at $4.50 per share pursuant to the Company's Stock Option Plan.

EMPLOYMENT AGREEMENTS

     The Company has entered into a three-year employment agreement with Philip L. Stephen effective April 19, 1995. The agreement provides for annual base compensation of $200,000, a cost-of-living increase in the second and third years, and, based upon the Company's performance in the first two years, a bonus or salary increase in the third year at the discretion of the Board of Directors. In the event of a takeover or other acquisition of the Company, the agreement provides that Mr. Stephen shall receive a severance payment equal to six months of his base salary. The employment agreement requires that Mr. Stephen devote his full time to the Company and contains a provision that Mr. Stephen shall not compete or engage in a business competitive with the current or anticipated business of the Company for the term of the agreement and for two years thereafter.

CERTAIN TRANSACTIONS

     At December 31, 1996, the Company was indebted to Mr. Philip L. Stephen, Chairman of the Board, Chief Executive Office, President and majority Stockholder of the Company in the aggregate amount of $2,187,500. The $2,187,500 loan was evidenced by two promissory notes. In connection with the new revolving credit facility with GE Capital Corp., these notes were consolidated into one promissory note. The new note bears interest monthly at the same rate as the revolving credit facility with principal payable in quarterly installments commencing November 1, 1996 through February 1, 2000. The interest rate at December 31, 1996 was 8.45%. The new revolving credit facility with GE Capital Corp. allows the Company to make quarterly payments and scheduled monthly interest payments to Mr. Stephen so long as prior to and after giving affect to such payments no default has occurred and is continuing or would occur on the GE Capital Corp. indebtedness as a result thereof. The note provides for immediate payment thereof upon, among other things, a change in a majority of the continuing directors of the Company (as defined in the note) or a demand by GE Capital Corp. of payment in full of outstanding GE Capital Corp. indebtedness.

     As of December 31, 1996, the Company leased space for two of its Company -owned Aid Auto Stores from Mr. Werner S. Neuburger, Director of the Company. The leases on both of these stores expire December 15, 2000 and have annual rentals of $19,008 and $37,500 with annual increases based upon the consumer price index or 4%, whichever is higher. A third location was leased from Mr. Neuburger for the first ten months in 1996, whereby the Company then moved to a larger square footage location to accommodate its Superstore program.
Rents paid to Mr. Neuburger in 1996 aggregated approximately $136,000. In addition, at December 31, 1996, the Company was indebted to Mr. Neuburger in the amount of $1,369,218 in connection with the acquisition in December 1995 of 10 franchised Aid Auto Stores. The original face value of the note was $1,507,396. The note had an interest rate equal to one percentage point below the prime rate in 1996 and at the prime rate thereafter. The note is payable in 120 equal monthly installments of principal plus accrued interest commencing February 1,1996. The note provides for immediate payment thereof upon, among other things, the failure to pay an installment when due, the insolvency of the Company, the filing of a bankruptcy petition by the Company, the sale of substantially all of the assets of the Company or a reduction in the stock ownership of the current majority shareholder (Mr. Philip L. Stephen) to below 10%. The Note is subordinate to the GE Capital indebtedness. Also in connection with the Acquisition, a repayment of $2,000,000 short term promissory note was made on January 2, 1996 to Mr. Neuburger.

     For the year ended December 31, 1996, the Company paid $275,000 for professional services to the law firm of Cowan, Liebowitz & Latman, P.C.
Mr. Lewis R. Cowan, Director of the Company has been Senior Council of the law firm since 1994.

              RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has selected the accounting firm of Grant Thornton LLP to serve as independent certified public accountants of the Company for the year ended December 31, 1997 and proposes the ratification of such decision.
A representative of Grant Thornton LLP is expected to be present at the meeting to make a statement if he wishes to do so and to respond to appropriate shareholder questions.

            The Board of Directors recommends a vote FOR ratification
       of the selection of Grant Thornton LLP as the independent auditors for the Company for the year ending December 31, 1997.


                       SHAREHOLDER PROPOSALS

     Shareholders who wish to present proposals for action at the 1998 Annual Meeting should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the Secretary no later than February 26,1998 for inclusion in next year's proxy statement and proxy card.


                   ANNUAL REPORT TO SHAREHOLDERS

     The Annual Report to shareholders of the Company for the year ended December 31, 1996, including audited consolidated financial statements, has been mailed to the shareholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.


                           OTHER MATTERS

     The Board of Directors of the Company does not know of any other matters that are to be presented for action at the Annual Meeting. Should any other matters come before the meeting or any adjournments thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgments.

     A copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (exclusive of exhibits), will be furnished without charge to any shareholder upon written request to Frank Mangano, Chief Financial Officer, 275 Grand Boulevard, Westbury, NY 11590.

                               By the Board of Directors


                               /s/Greg M. Stephen
                               Secretary

Westbury, New York
July 1, 1997

SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.